Exhibit 8.1

List of Subsidiaries Navios Maritime Holdings Inc.

Subsidiaries included in the consolidation:

Company Name	Nature	Ownership Interest	Country of Incorporation
Navios Maritime Holdings Inc.	Holding Company		Marshall Is.
Navios Corporation	Sub-Holding Company	100%	Marshall Is.
Navios International Inc.	Operating Company	100%	Marshall Is.
Navimax Corporation	Operating Company	100%	Marshall Is.
Navios Handybulk Inc.	Operating Company	100%	Marshall Is.
Hestia Shipping Ltd	Operating Company	100%	Malta
Anemos Maritime Holdings Inc.	Sub-Holding Company	100%	Marshall Is.
Navios ShipManagement Inc.	Management Company	100%	Marshall Is.
NAV Holdings Limited	Sub-Holding Company	100%	Malta
Kleimar N.V.	Operating Company/ Vessel Owning Company/ Management Company	100%	Belgium
Kleimar Ltd.	Operating Company	100%	Marshall Is.
Bulkinvest S.A.	Operating Company	100%	Luxembourg
Primavera Shipping Corporation	Operating Company	100%	Marshall Is.
Ginger Services Co.	Operating Company	100%	Marshall Is.
Aquis Marine Corp.	Sub-Holding Company	100%	Marshall Is.
Navios Tankers Management Inc.	Management Company	100%	Marshall Is.
Astra Maritime Corporation	Vessel Owning Company	100%	Marshall Is.
Achilles Shipping Corporation	Operating Company	100%	Marshall Is.
Apollon Shipping Corporation	Operating Company	100%	Marshall Is.
Herakles Shipping Corporation	Operating Company	100%	Marshall Is.
Hios Shipping Corporation	Operating Company	100%	Marshall Is.
Ionian Shipping Corporation	Operating Company	100%	Marshall Is.
Kypros Shipping Corporation	Operating Company	100%	Marshall Is.
Meridian Shipping Enterprises Inc.	Vessel Owning Company	100%	Marshall Is.
Mercator Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Arc Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Horizon Shipping Enterprises Corporation	Vessel Owning Company	100%	Marshall Is.
Magellan Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Aegean Shipping Corporation	Operating Company	100%	Marshall Is.
Star Maritime Enterprises Corporation	Vessel Owning Company	100%	Marshall Is.
Corsair Shipping Ltd.	Vessel Owning Company	100%	Marshall Is
Rowboat Marine Inc.	Operating Company	100%	Marshall Is
Beaufiks Shipping Corporation	Operating Company	100%	Marshall Is
Nostos Shipmanagement Corp.	Vessel Owning Company	100%	Marshall Is.
Portorosa Marine Corp.	Operating Company	100%	Marshall Is.
Shikhar Ventures S.A.	Vessel Owning Company	100%	Liberia
Sizzling Ventures Inc.	Operating Company	100%	Liberia
Rheia Associates Co.	Operating Company	100%	Marshall Is.
Taharqa Spirit Corp.	Operating Company	100%	Marshall Is.
Rumer Holding Ltd.	Vessel Owning Company	100%	Marshall Is.
Pharos Navigation S.A.	Vessel Owning Company	100%	Marshall Is.
Pueblo Holdings Ltd	Vessel Owning Company	100%	Marshall Is.
Quena Shipmanagement Inc.	Operating Company	100%	Marshall Is.
Aramis Navigation Inc.	Vessel Owning Company	100%	Marshall Is.

White Narcissus Marine S.A.	Vessel Owning Company	100%	Panama
Navios GP L.L.C.	Operating Company	100%	Marshall Is.
Red Rose Shipping Corp.	Vessel Owning Company	100%	Marshall Is.
Highbird Management Inc.	Vessel Owning Company	100%	Marshall Is.
Ducale Marine Inc.	Vessel Owning Company	100%	Marshall Is.
Vector Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Faith Marine Ltd.	Vessel Owning Company	100%	Liberia
Navios Maritime Finance (US) Inc.	Operating Company	100%	Delaware
Navios Maritime Finance II (US) Inc.	Operating Company	100%	Delaware
Tulsi Shipmanagement Co.	Operating Company	100%	Marshall Is.
Cinthara Shipping Ltd.	Operating Company	100%	Marshall Is.
Rawlin Services Co.	Operating Company	100%	Marshall Is.
Mauve International S.A.	Operating Company	100%	Marshall Is.
Serenity Shipping Enterprises Inc.	Vessel Owning Company	100%	Marshall Is.
Mandora Shipping Ltd	Vessel Owning Company	100%	Marshall Is.
Solange Shipping Ltd.	Vessel Owning Company	100%	Marshall Is.
Diesis Ship Management Ltd	Operating Company	100%	Marshall Is.
Navios Holdings Europe Finance Inc.	Sub-Holding Company	100%	Marshall Is.
Navios Asia LLC	Sub-Holding Company	100%	Marshall Is.
Iris Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Jasmine Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Emery Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Lavender Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Esmeralda Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Triangle Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Roselite Shipping Corporation	Operating Company	100%	Marshall Is.
Smaltite Shipping Corporation	Operating Company	100%	Marshall Is.
Motiva Trading Ltd	Operating Company	100%	Marshall Is.
Alpha Merit Corporation	Sub-Holding Company	100%	Marshall Is.
Thalassa Marine S.A.	Operating Company	100%	Marshall Is.

All subsidiaries included in the consolidated financial statements are 100% owned, except for Navios Logistics and its subsidiaries, which is 63.8% owned.

Affiliates included in the financial statements accounted for under the equity method

In the consolidated financial statements of Navios Holdings, the following entities are included as affiliates and are accounted for under the equity method for such periods: (i) Navios Partners and its subsidiaries (ownership interest as of December 31, 2017 was 20.8%, which includes a 2.0% general partner interest); (ii) Navios Acquisition and its subsidiaries (economic interest as of December 31, 2017 was 46.2%); (iii) Acropolis Chartering and Shipping Inc. (“Acropolis”) (economic interest as of December 31, 2017 was 35.0%); (iv) Navios Europe I and its subsidiaries (economic interest as of December 31, 2017 was 47.5%); (v) Navios Europe II and its subsidiaries (economic interest as of December 31, 2017 was 47.5%); and (vi) Navios Containers and its subsidiaries (economic interest as of December 31, 2017 was 3.4%).